NEW MEDIUM ENTERPRISES, INC. ANNOUNCES AGREEMENT IN PRINCIPAL AND LETTER OF INTENT TO ACQUIRE THE INTELLECTUAL PROPERTY PERTAINING TO THE DISK TECHNOLOGY FOR A NEW AND EMERGING REFLECTIVE MULTILAYER DISK (RMD)
FOR  IMMEDIATE  RELEASE
BROOKLYN, N.Y./EWORLDWIRE/DEC 22, 2003 --- NEW MEDIUM ENTERPRISES, INC., (NMEN:OTC.BB) TODAY ANNOUNCED THAT IT HAS SIGNED A LETTER OF INTENT AND HAS AGREED IN PRINCIPAL TO ACQUIRE ALL OF THE ASSETS OF MULTIDISK LTD. DOMICILED IN LONDON, U.K.

MULTIDISK IS A HIGH CAPACITY OPTICAL MEDIA AND NEXT GENERATION DATA STORAGE COMPANY THAT HOLDS THE INTELLECTUAL PROPERTY PERTAINING TO THE "DISK" TECHNOLOGY FOR THE RMD FORMAT, BASED ON RED LASER TECHNOLOGY.

FINAL TERMS TO BE AGREED UPON AND REFLECTED IN A DEFINITIVE AGREEMENT BY THE PARTIES, WHICH WILL THEN BE SUBJECT TO SHAREHOLDER APPROVAL. SAID LETTER OF INTENT IS ALSO SUBJECT TO DEFINITIVE AGREEMENTS TO BE SIGNED WITH ANOTHER ENTITY HOLDING THE "DRIVE" TECHNOLOGY FOR THE RMD FORMAT, AND ALSO SUBJECT TO A DEFINITIVE AGREEMENT TO BE SIGNED WITH A CORE SCIENTIFIC TEAM WITH SUBSTANTIAL EXPERIENCE IN OPTICAL STORAGE MEDIA DEVELOPMENT AND SPECIFICALLY MULTI-LAYER TECHNOLOGY, TO DEVELOP THE PROTOTYPES AND OVERSEE R&D ACTIVITIES. ADVANCED
NEGOTIATIONS  ARE  UNDER  WAY  WITH  BOTH  ENTITIES.

FORWARD-LOOKING  STATEMENTS:

STATEMENTS ABOUT THE COMPANY'S FUTURE EXPECTATIONS, INCLUDING FUTURE REVENUES AND EARNINGS, AND ALL OTHER STATEMENTS IN THIS PRESS RELEASE OTHER THAN HISTORICAL FACTS ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AND AS THE TERM IS DEFINED IN THE PRIVATE LITIGATION REFORM ACT OF 1995. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM EXPECTED RESULTS. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENTLY OCCURRING EVENTS OR CIRCUMSTANCES. SHOULD EVENTS OCCUR WHICH MATERIALLY AFFECT ANY COMMENTS MADE WITHIN THIS PRESS RELEASE; THE COMPANY WILL APPROPRIATELY INFORM THE PUBLIC.



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CONTACT:
ETHEL  SCHWARTZ
NEW  MEDIUM  ENTERPRISES,  INC.
1510  51  ST.
BROOKLYN,  NY  11219
PHONE.  718-435-5291
FAX.  718-972-6196
EMAIL:  HYETT1@MSN.COM

KEYWORDS:  NEXT  GENERATION  DVD,  HIGH  DEFINITION  TV,  RED  LASER
SOURCE:  NEW  MEDIUM  ENTERPRISES,  INC.